Exhibit 24

POWER OF ATTORNEY

Know all men by these presents:

That the undersigned does by these presents nominate, constitute and appoint Nicole M. Puza and David S. Nimmons as his true and lawful attorneys in fact, in his name, place and stead, and on his behalf, to sign and deliver a Form ID Application to the U.S. Securities and Exchange Commission, granting and giving unto said attorneys full authority and power to do and perform all other acts necessary for or incidental to the performance and execution of the powers herein expressly granted as fully to all intents and purposes as the grantor might or could do if personally present, with full power of substitution.

In witness whereof, the undersigned has caused this Power of Attorney to be executed as of this 21 day of January, 2026.

By:	/s/ Rodney M. Shurman
Rodney M. Shurman
Group President

STATE OF TEXAS	)
) SS
COUNTY OF DALLAS	)

Subscribed and sworn to before me this 21 day of January, 2026.

Melanie L Koo
Notary Public

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